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                                                                      EXHIBIT A

          Consent Agreement Pursuant to 17 C.F.R. Section 13d-1(f)(1)

          Each of the undersigned hereby consents and agrees to the filing on behalf of each of them of the foregoing joint statement on Schedule 13D pursuant to 17 C.F.R. 13d-1(f)(1) with respect to his/its beneficial ownership of the shares of the Issuer.

                                  FINANCIAL INSTITUTION PARTNERS II, L.P., by its General Partner, HOVDE CAPITAL, L.L.C.

                                  By:   /s/ Eric D. Hovde
                                        --------------------------------------
                                  Its:  Manager

                                  HOVDE CAPITAL, L.L.C.

                                  By:   /s/ Eric D. Hovde
                                        --------------------------------------
                                  Its:  Manager



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